Exhibit 32
American Airlines, Inc.
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of American Airlines, Inc., a Delaware corporation (the Company), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K/A for the year ended December 31, 2006 (the Form 10-K/A) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2007	/s/ Gerard J. Arpey Gerard J. Arpey
Chairman, President and Chief Executive Officer

Date: February 27, 2007	/s/ Thomas W. Horton Thomas W. Horton
Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K/A or as a separate disclosure document.